                                                                    EXHIBIT 10.2

                               September 23, 2003



Phoenix Footwear Group, Inc.
12626 High Bluff Drive, Suite 440
San Diego, California  92130

Attention:  James Riedman, Chief Executive Officer

        RE: COMMITMENT FOR $24,750,000 FACILITY

Dear Jim:

      You have advised Manufacturers and Traders Trust Company (the "BANK," "US" or "OUR") that Phoenix Footwear Group, Inc. (the "BORROWER") seeks financing for the acquisition of Royal Robbins, Inc. ("Royal") in a stock purchase (the "MERGER"). Attached hereto is a Summary of Terms and Conditions (the "TERM SHEET") describing the general terms and conditions for up to an aggregate of $ 24,750,000 in Facility (the "FACILITY").

      Based upon and subject to the terms and conditions set forth in this Commitment Letter (the "COMMITMENT LETTER") and the Term Sheet, we are pleased to advise you of our commitment to provide the Facility. The commitment of the Bank hereunder is based upon the financial and other information regarding the Borrower and its subsidiaries and Royal Robbins previously provided to the Bank. Accordingly, the commitments hereunder are subject to the condition, among others, that (i) there shall not have occurred after the date of such financial and other information any adverse change in the business, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its subsidiaries taken as a whole or in Royal Robbins and its subsidiaries, taken as a whole, and (ii) the execution and delivery of the Bank's legal documents, together with any other documents requested by us to effect the Facility, by the Borrower and, as applicable, each Guarantor, incorporating the terms and conditions outlined or referred to in the Term Sheet.

      By executing this Commitment Letter, you agree to reimburse the Bank from time to time on demand for all reasonable out-of-pocket fees and other expenses (including, but not limited to, the reasonable fees, disbursements and other charges of counsel to the Bank) incurred in connection with the Facility, including the preparation of definitive documentation for the Facility and the other transactions contemplated hereby.


                                                                  Execution Copy

      By executing this Commitment Letter, you further agree to indemnify and hold harmless the Bank and its directors, officers, employees, attorneys and affiliates (each an "INDEMNIFIED PERSON") from any losses, claims, costs, damages, expenses or liabilities (or actions, suits or proceedings, including any inquiry or investigation, with respect thereto) to which any Indemnified Person may become subject, insofar as such losses, claims, costs, damages, expenses or liabilities (or actions, suits, or proceedings, including any inquiry or investigation, with respect thereto) arise out of, in any way relate to, or result from, this Commitment Letter, the Facility or the other transactions contemplated hereby and thereby and to reimburse upon demand each Indemnified Person for any and all legal and other expenses incurred in connection with investigating, preparing to defend or defending any such loss, claim, cost, damage, expense or inquiry or investigation, with respect thereto; provided that you shall have no obligation under this indemnity provision for liabilities resulting solely from gross negligence, willful misconduct or breach of this Commitment Letter by any Indemnified Person. The foregoing provisions of this paragraph shall be in addition to any right that an Indemnified Person shall have at common law or otherwise. This Commitment Letter is addressed solely to Phoenix Footwear Group, Inc. and is not intended to confer any obligations to or on or benefits on any third party. No Indemnified Person shall be responsible or liable for consequential damages, which may be alleged as a result of this Commitment Letter.

      The provisions of the immediately preceding paragraph shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitment of the Bank hereunder.

      This Commitment Letter and the Term Sheet do not summarize all of the terms, conditions, covenants, representations, warranties and other provisions which will be contained in the definitive credit documentation for the Facility and the transactions contemplated thereby. The Bank shall have the right to require that such credit documentation include, in addition to the provisions outlined herein and in the Term Sheet, provisions considered appropriate by the Bank for this type of financing transaction, as well as provisions that the Bank may otherwise deem appropriate after they are afforded the opportunity to conduct and complete, to their satisfaction, a due diligence review.

      The Bank's commitment with respect to the Facility set forth above shall terminate at 5:00 p.m. on September 24th, 2003, unless this Commitment Letter is accepted by the Borrower in writing prior to such time and, if accepted prior to such time, shall expire at the earlier of (i) consummation of the Merger, (ii) termination of the definitive agreement for the Merger between Borrower and Royal and (iii) 5:00 p.m., Eastern Standard Time, on October 31st, 2003, if the closing of this transaction shall not have occurred by such time.

      This Commitment Letter may be executed in counterparts which, taken together, shall constitute an original. This Commitment Letter together with the Term Sheet, embodies the entire agreement and understanding between the Bank and the Borrower with respect to the specific matters set forth above and supersedes all prior agreements and understandings relating to the subject matter hereof. No party has been authorized by the Bank to make any oral or written statements inconsistent with this Commitment Letter.

      THIS COMMITMENT LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

      This Commitment Letter may not be assigned without the prior written consent of the Bank.

      If you are in agreement with the foregoing, please execute the enclosed copy of this Commitment Letter and return it to me no later than 5:00 P.M. Eastern Standard Time on September 24th, 2003 along with the Facility Fee described in the Summary of Terms and Conditions. This Commitment Letter will become effective upon your delivery to the Bank of executed counterparts of this Commitment Letter and the receipt of the Facility Fee. This Commitment Letter shall terminate if not accepted by you prior to that time.

                                     Very truly yours,

                                     Manufacturers and Traders Trust Company

                                     By: /s/ Kevin Wilmot
                                         --------------------------------
                                     Name:  Kevin Wilmot
                                     Title: Assistant Vice President

COMMITMENT ACCEPTED AND AGREED TO
THIS 23RD DAY OF SEPTEMBER, 2003

PHOENIX FOOTWEAR GROUP, INC.

By:    /s/ James Riedman
       -----------------------------------
Name:  James Riedman
Title: Chairman and Chief Executive Officer

                         SUMMARY OF TERMS AND CONDITIONS

                           REVOLVING CREDIT AGREEMENT

AMOUNT: $18,000,000 (during the months of February through May), and $15,000,000 (during June thorough January).

BORROWER:           Phoenix Footwear Group, Inc.

PURPOSE:            Working capital and to fund the acquisition of Royal
                    Robbins, Inc.

BORROWING           The lesser of $18,000,000 (February, March, April, May) or
                    $15,000,000 June through January) or the sum of the following:

BASE:

                    a)   80% eligible accounts receivable (0-90 days);

                    b) Plus 50% of eligible finished goods inventory with a $3,500,000 inventory cap for Phoenix, $1,500,000 inventory cap for Trask, and a $1,500,000 inventory cap for Royal;

                    c) Less a $2,000,000 Term Loan reserve (same as current structure);

                    d) Less Letters of Credit issued not to exceed a $5,000,000 sublimit.

                    Eligible finished goods and eligible accounts receivable are the same as defined in the existing credit agreement

                    Final advance rates for Royal Robbins receivables and inventory as well as the inventory cap are subject to Bank audit to be performed.

INTEREST RATE:      Libor plus 275 or Prime plus -1/4%.

                    These rates are in effect until 6/30/04 and then revert back to pricing grid (See Exhibit A) or earlier, if new equity is injected into the company.

UNUSED FEE:         1/4%

MATURITY DATE:      June 30, 2005

                                    TERM LOAN

BORROWER:           Phoenix Footwear Group, Inc.

AMOUNT:             $1,500,000

TERM:               Five (5) years.

PURPOSE: To fund the purchase of Royal Robbins, Inc. and consolidate the existing debt of Borrower.

REPAYMENT:          Monthly principal payments of $25,000, plus interest.

INTEREST RATE: Libor plus 300 or Prime plus .375%. These rates are in effect until 6/30/04 and then revert back to pricing grid (See Exhibit A), or earlier of new equity is injected into the company.

                                    TERM LOAN

BORROWER:           Phoenix Footwear Group, Inc.

AMOUNT:             $2,250,000.

PURPOSE: Originally part of restructure plan after sale of slipper division.

REPAYMENT:          No change to existing structure, except new covenants will be in effect.

INTEREST RATE: Libor plus 300 or Prime plus .375%. These rates are in effect until 6/30/04 and then revert back to pricing grid (See Exhibit A), or earlier if new equity is injected into the company.

                                    TERM LOAN

BORROWER:           Phoenix Footwear Group, Inc.

AMOUNT:             $3,000,000

PURPOSE:            Funded to Trask acquisition.

REPAYMENT:          No change to existing structure, except new covenants will be in effect.

INTEREST RATE: Libor plus 300 or Prime plus .375%. These rates are in effect until 6/30/04 and then revert back to pricing grid (See Exhibit A) or earlier if new equity is injected into the company.

                               GENERAL CONDITIONS

The following terms and conditions shall apply to all of the above credit accommodations:

COVENANTS:          Financial and other covenants mutually agreeable to the
                    Borrower and the Bank will be negotiated in conjunction with the documentation associated
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                    with these accommodations. Covenants will include an excess cash flow recapture provision.

DOCUMENTATION:      The credits described above shall be evidenced by legal
                    documentation as Bank and its counsel may require. All such documentation shall be satisfactory in form and substance to the Bank and its counsel.

EXPENSES:           The Borrower will pay all reasonable fees and expenses
                    incurred in loan documentation, including disbursements, search fees, filing fees, title insurance, appraisal fees, Bank's attorney's fees, and M&T field audit fees. If the transaction does not close for any reason, Borrower will pay any fees and expenses already incurred.

PREPAYMENT          Prepayment Permitted.  No prepayment premium on prime based debt; normal breakage penalty on LIBOR borrowings.

FACILITY FEE:       $40,000. This fee is earned and payable upon acceptance of this commitment.

GUARANTORS:         Phoenix Footwear Group, Inc. and all of its subsidiaries,
                    including any new subsidiaries established in conjunction with the proposed acquisition of Royal Robbins, Inc., to guarantee all debt including existing obligations.

OTHER: Subject to Bank's satisfaction with the final form, substance, and terms and conditions of the proposed acquisition/merger, including Bank's review and satisfaction with Borrower's proposed organizational and legal structure (to include management), tax assumptions, final projections, purchase allocation and accounting ERISA liabilities and compliance, and all other matters related to the acquisition, including, but not limited to, appropriate legal opinions, and all other matters deemed necessary by Bank.

COLLATERAL:         All debt - to be secured by a first security interest in all of the Borrower's and Royal Robbins, Inc.'s assets including, but not limited to accounts receivable, inventory, equipment, machinery, fixtures, investments, instruments, general intangibles, and trademarks (subject to permitted liens).

PRICING GRID:       To take effect on 6/30/04.  See attached Exhibit A.

PENOBSCOT
LETTER OF CREDIT:   The existing $1,700,000 Letter of Credit associated with the dissenting shareholders lawsuit, that is blocked against the Revolver, will be eliminated before closing of the Royal acquisition.

LETTERS OF CREDIT:  To be issued on behalf of Phoenix, Trask and Royal Robbins to a maximum aggregate sublimit amount of $5,000,000. Letter of Credit Fee to be 1.5%.
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EXIT FEE:           If Borrower prepays or reduces Bank commitments from other than internally generated cash flow or assets dispositions during the first three years following closing, the Borrower shall pay 3% of such reduction to the Bank. New equity can be used to prepay the bank debt without triggering the exit fee.

                         CONDITIONS PRECEDENT TO CLOSING

The initial borrowings under the Facility will be subject to satisfaction of the following conditions precedent.

     (a) Borrower and Royal Robbins, Inc. shall execute and deliver to one another a merger agreement that is satisfactory to Bank.

     (b) The Bank shall have received certified copies of certificate of incorporation, bylaws, resolutions and other corporate documentation reasonably requested by the Bank and officer's certificates regarding incumbency and solvency in form and substance reasonably satisfactory to the Bank.

     (c) There shall not have occurred a material adverse change since June 30, 2003, in the business, assets, liabilities, operations or financial condition of the Borrower and there shall not have occurred a material adverse change since August 30, 2003, in the business, assets, liabilities, operations or financial condition Royal Robbins, Inc. or in the facts and information regarding such entities as represented or otherwise known to the Bank to date.

     (d) In the case of the initial borrowings under the Facility, the Bank shall have received reasonably satisfactory certificates from the Chief Financial Officer of the Borrower as to the financial condition and solvency of each of the Borrower and the Subsidiaries.

     (e) The Bank shall have received reasonably satisfactory opinions of counsel to the Borrower and the Subsidiaries (which shall cover, among other things, authority, legality (including compliance with Regulation U), validity, binding effect and enforceability of the documents for the Facility) and such resolutions, certificates and other documents as the Bank shall reasonably require.

     (f) In the case of the initial borrowings under the Facility, evidence of receipt of all governmental, shareholder and other, if any, consents and approvals necessary in connection with the related financings and other transactions contemplated hereby except where the failure to obtain such consents or approvals would not, individually or in the aggregate, have a material adverse effect on the business, assets, liabilities, operations or financial condition of the Borrower and its subsidiaries, taken as a whole.
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     (g)  In the case of borrowings under the Facility, any suit, investigation or proceeding pending in any court or before any arbitrator or governmental authority that would reasonably be expected to have a material adverse effect on its subsidiaries taken as a whole or on the ability of the Borrower taken as a whole to perform their respective obligations under the documents to be executed in connection with the Facility.

     (h) The Borrower shall have paid to the Bank all fees and expenses due and payable at the closing of the Credit Faculties.

     (i) A Bank field audit at Royal Robbins shall be performed prior to closing, the results of which are to be satisfactory to the Bank in its sole discretion. This field audit will establish the final accounts receivable and inventory advance rates and inventory cap for Royal Robbins.

     Borrower acknowledges that not every ancillary provision imposing duties, burdens, or limitations on Borrower and to be contained in the final documentation customary for this type of transaction can be set forth in this commitment.

                             EXHIBIT A: PRICING GRID

Revolver: The following pricing grid will be in effect for the revolving and term Facilities:


            Revolver                                 Revolver    Term         Term       Revolver
            Prime Rate                               LIBOR       Prime Rate   LIBOR      Unused
            Total Debt*/EBITDA                       Advances    Advances     Advances   Advances   Fee
            ------------------                       --------    --------     --------   --------   ---
Level I     3.0 < or equal to x                      P +. 375%   300 b.p.     P +. 5 %   325 b.p.   .25%

Level II    2.5 < or equal to x < or equal to 2.99   P + .25     250 b.p.     P + .375   275 b.p.   .25%

Level III   2.0 < or equal to x < or equal to 2.49   P           200 b.p.     P          225 b.p.   .125%

Level IV    < 1.99                                   P           175 b.p.     P          200 b.p.   .125%

* Total debt based on 12 month avg. debt., and EBITDA will be based on trailing 12 month EBITDA

Interest Rate:      During the initial 9 months (until 6/30/04) of the Facility, the pricing will be set at the following:

                    Revolver - Libor plus 275 or Prime plus -1/4%. Term - Libor plus 300 or Prime plus .375%.

                    After 6/30/04, the pricing will revert to the pricing grid shown above.